As filed with the Securities and Exchange Commission on May 7, 2015

Registration No. 333-184486

Registration No. 333-188088

Registration No. 333-193712

Registration No. 333-201638

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT NO. 333-184486

FORM S-8

REGISTRATION STATEMENT NO. 333-188088

FORM S-8

REGISTRATION STATEMENT NO. 333-193712

FORM S-8

REGISTRATION STATEMENT NO. 333-201638

UNDER

THE SECURITIES ACT OF 1933

HYPERION THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	61-1512713
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

(650) 745-7802

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

2006 Equity Incentive Plan

2012 Omnibus Incentive Plan

(Full Title of the Plans)

Timothy P. Walbert

Chief Executive Officer

Hyperion Therapeutics, Inc.

2000 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

(650) 745-7802

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements filed by Hyperion Therapeutics, Inc. (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•	Registration Statement No. 333-184486, originally filed with the Securities and Exchange Commission (the “SEC”) on October 18, 2012;

•	Registration Statement No. 333-188088, originally filed with the SEC on April 23, 2013;

•	Registration Statement No. 333-193712, originally filed with the SEC on January 31, 2014; and

•	Registration Statement No. 333-201638, originally filed with the SEC on January 21, 2015.

The Company is filing this Post-Effective Amendment No. 1 to its Registration Statements to withdraw and remove from registration the unissued and unsold securities issuable by the Company pursuant to the above referenced Registration Statements.

On May 7, 2015, pursuant to the Agreement and Plan of Merger, dated as of March 29, 2015 (the “Merger Agreement”), among the Company, Horizon Pharma, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Horizon Pharma plc (“Parent”), and Ghrian Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), Purchaser merged with and into the Company, with the Company continuing as the surviving corporation and as an indirect wholly owned subsidiary of Parent.

As a result of the consummation of the transactions contemplated by the Merger Agreement, the Company has terminated all offerings of its securities pursuant to the above referenced Registration Statements. In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby removes and withdraws from registration all securities of the Company registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on May 7, 2015.

HYPERION THERAPEUTICS, INC.

By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Chief Financial Officer and Secretary

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statements on Form S-8 in reliance upon Rule 478 under the Securities Act of 1933, as amended.